News Release


UNISYS


Media Contacts:
Elizabeth Douglass, 215-986-6583 elizabeth.douglass@unisys.com
Jacqueline Lewis, 215-986-5204 jacqueline.lewis@unisys.com

Investor Contact:
Jim Kerr, 215-986-5795 jim.kerr@unisys.com


UNISYS ANNOUNCES SECOND-QUARTER 2005 FINANCIAL RESULTS

BLUE BELL, Pa., July 20, 2005 - Unisys Corporation (NYSE: UIS) today reported a second-quarter 2005 net loss of $27.1 million, or a loss of 8 cents per share, compared with second-quarter 2004 net income of $19.4 million, or 6 cents per share. The second-quarter 2005 results included pre-tax pension expense of $45.8 million, or 9 cents per share, compared with pension expense of $24.8 million, or 5 cents per share, in the year-ago quarter. Excluding the impact of pension expense in both periods, second-quarter 2005 net income was $4.1 million, or 1 cent per share, compared with net income of $36.3 million, or 11 cents per share, in the second quarter of 2004. Revenue for the second quarter of 2005 increased 3% to $1.44 billion from $1.39 billion in the year-ago quarter. Currency had a 3 percentage-point positive impact on the company's revenue in the second quarter, reflecting a weak U.S. dollar against most major currencies worldwide.

COMMENTS FROM PRESIDENT AND CEO JOSEPH W. MCGRATH
"Our second-quarter 2005 results came in as expected," said Joseph W. McGrath, Unisys President and Chief Executive Officer. "As was the case in the first quarter, our results were impacted by the continuing challenges of several transformational business process outsourcing contracts as well as weak demand for enterprise servers. Our results in the quarter were also impacted by a substantial increase in pension expense. Excluding pension expense, we posted a small profit in the quarter.

"There were a number of positives in the quarter. Our services business showed good revenue growth, driven by double-digit growth in our outsourcing business. Our orders also increased double-digits with services orders showing strong growth for the second consecutive quarter. We were particularly encouraged by the improvement in our systems integration and consulting business, which saw substantial order gains and good revenue growth in the quarter. In our technology business, while our results were impacted by lower-than-expected volumes of enterprise server sales, we did see good growth in orders for ES7000 server products. Overall, our order picture continues to improve as customers respond favorably to our services, products, and solutions."

Significant contracts signed in the quarter included:

* a three-year contract extension from the state of New Jersey valued at approximately $90 million to continue managing the state's Medicaid administration services; Unisys has been the state's Medicaid fiscal agent since 1989;

* a five-year, $68 million contract with a group of U.S. telecommunications companies for IT infrastructure outsourcing services;

* a contract with China's Beijing Capital International airport to develop and integrate the core operational system for the airport's new international terminal, which is being built in preparation for the 2008 Olympic Games;

* outsourcing contracts from Cadbury Schweppes, Andersen Corporation, Tre-For in Denmark, TeliaSonera and Mercuri Urval in Sweden, and other leading organizations.

SECOND-QUARTER COMPANY RESULTS
The company reported strong growth in overall orders in the second quarter. Services orders showed double-digit gains, driven by order growth for infrastructure services and systems integration and consulting. Technology orders showed high single-digit gains over the prior-year period, reflecting order gains for ES7000 servers and specialized equipment.

Revenue in the U.S. increased 6% to $671 million. Revenue in international markets was up 1% in the quarter to $765 million.

The company's gross profit margin and operating profit margin in the quarter were 19.3% and -3.9%, respectively, compared with 26.4% and 1.6% in the second quarter of 2004. The year-over-year margin declines were principally due to the impact of the challenging outsourcing contracts, lower sales of enterprise servers, and higher pension expense.

The company continued to make progress in reducing its costs despite an increase in pension expense. SG&A expense and R&D expense represented 18.6% and 4.6% of revenue, respectively, in the second quarter of 2005 compared with 19.7% and 5.1% of revenue in the year-ago quarter.

SECOND-QUARTER BUSINESS SEGMENT RESULTS
Customer revenue in the company's services segment increased 7% in the second quarter of 2005 compared with the year-ago period. The services revenue growth was driven by double-digit growth in outsourcing and single-digit growth in systems integration and consulting and infrastructure services. Growth in these areas was partially offset by a double-digit revenue decline in core maintenance. On a reported basis, gross profit margin in the services business declined to 12.2% from 18.5% a year ago, while the services operating margin was -3.7% compared with 0.7% a year ago. The services margin declines in the quarter primarily reflected the impact of the challenging outsourcing contracts as well as the increase in pension expense. Excluding the impact of pension expense in both periods, services gross profit margin declined to 14.7% from 20.0% a year ago, while services operating margin declined to -0.6% compared with 2.5% a year ago. On a sequential basis, services operating margins excluding pension expense improved to -0.6% from -3.2% in the first quarter of 2005.

Customer revenue in the company's technology segment declined 13% in the second quarter. Sales of specialized equipment and enterprise servers both showed double-digit declines in the quarter. Within enterprise servers, sales of ClearPath systems declined by a double-digit percentage, while ES7000 revenue showed a high single-digit increase. On a reported basis, technology gross margin declined to 44.6% from 53.3% a year ago, and technology operating margin declined to -4.8% from 5.4% a year ago. Excluding the impact of pension expense in both periods, the technology gross margin decreased to 44.9% in the second quarter of 2005 from 53.5% in the year-ago quarter and the technology operating margin declined to -2.1% compared with 6.7% in the year-ago period. The weak results in technology in the quarter reflected lower sales and margin in high-end enterprise servers and specialized equipment.

CASH FLOW RESULTS
Unisys generated $64 million of cash from operations in the quarter compared with $108 million in the year-ago quarter. The decline in operational cash flow year-over-year was primarily driven by lower net income.

Capital expenditures in the second quarter of 2005 were $112 million, including $76 million invested in revenue-generating projects. Unisys ended the quarter with $399 million of cash on hand.

BUSINESS OUTLOOK
"Our sequential profit improvement will continue in the third quarter," McGrath said, "as we look for earnings per share, excluding pension expense, of between 4 to 6 cents. Revenue is expected to be up mid single-digits over the prior-year quarter. For the full year of 2005, while we continue to look for a strong fourth quarter of the year, we are tempering our previous full-year outlook principally due to negotiations on our challenging outsourcing operations taking longer than we expected. Excluding pension expense, we now expect full-year 2005 earnings per share of between 33 - 38 cents on low single-digit revenue growth over 2004. We continue to address the issues in our challenging outsourcing operations with the goal to resolve the issues and be in an improved position by the end of 2005."

CONFERENCE CALL
Unisys will hold a conference call today at 8:15 a.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed via a link on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS
Unisys is a worldwide information technology services and solutions company. Our people combine expertise in consulting, systems integration, outsourcing, infrastructure and server technology with precision thinking and relentless execution to help clients, in more than 100 countries, quickly and efficiently achieve competitive advantage. For more information, visit www.unisys.com.

FORWARD-LOOKING STATEMENTS
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, contract values or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the company's future results include general economic and business conditions; the effects of aggressive competition in the information services and technology markets on the company's revenues, pricing and margins and on the competitiveness of its product and services offerings; the level of demand for the company's products and services and the company's ability to anticipate and respond to changes in technology and customer preferences; the company's ability to grow outsourcing and infrastructure services and its ability to effectively and timely complete the related solutions implementations, client transitions to the new environment and work force and facilities rationalizations; the company's ability to effectively address its challenging outsourcing operations through negotiations or operationally and to fully recover the associated outsourcing assets; the company's ability to drive profitable growth in consulting and systems integration; the level of demand for the company's high-end enterprise servers; the company's ability to maintain tight cost controls; the risks of doing business internationally and the potential for infringement claims to be asserted against the company or its clients. Statements in this release regarding contract values are based upon various assumptions, which are subject to change, including the projected volume of products and services to be provided by Unisys, the contracts continuing for their full term, and for contracts with governmental entities, the availability of appropriated funds. Accordingly, the contract values are not guaranteed. Additional discussion of these and other factors that could affect Unisys future results is contained in its periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements.

PRESENTATION OF INFORMATION IN THIS PRESS RELEASE
This release presents information that excludes pension expense. This financial measure is considered non-GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles. A reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, as well as disclosure of the reasons why the company uses this measure, is included in the financial information accompanying this release.

..
###
RELEASE NO: xxxx/xxxx (See accompanying financial information)

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                 (Millions, except per share data)

                            Three Months         Six Months
                            Ended June 30        Ended June 30
                         ------------------   ------------------
                           2005      2004       2005      2004
                         --------  --------   --------  --------
Revenue
  Services               $1,236.0  $1,158.8   $2,343.7  $2,323.8
  Technology                199.5     229.3      458.4     527.2
                         --------  --------   --------  --------
                          1,435.5   1,388.1    2,802.1   2,851.0
Costs and expenses
  Cost of revenue:
    Services              1,063.4     930.2    2,044.8   1,855.9
    Technology               94.7      90.8      219.6     236.5
                         --------  --------   --------  --------
                          1,158.1   1,021.0    2,264.4   2,092.4
  Selling, general and
    administrative          267.4     272.9      529.0     534.1
  Research and development   66.6      71.3      131.5     142.8
                         --------  --------   --------  --------
                          1,492.1   1,365.2    2,924.9   2,769.3
                         --------  --------   --------  --------
Operating income (loss)     (56.6)     22.9     (122.8)     81.7

Interest expense             15.2      18.2       27.8      35.2
Other income
 (expense), net              32.0      24.0       32.5      24.6
                         --------  --------   --------  --------
Income (loss) before
 income taxes               (39.8)     28.7     (118.1)     71.1
Provision (benefit) for
 income taxes               (12.7)      9.3      (45.5)     22.8
                         --------  --------   --------  --------
Net income (loss)          ($27.1)    $19.4     ($72.6)    $48.3
                         ========  ========   ========  ========
Earnings (loss) per share
Basic                     ($  .08)   $  .06    ($  .21)   $  .14
                         ========  ========   ========  ========
Diluted                   ($  .08)   $  .06    ($  .21)   $  .14
                         ========  ========   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                   340,047   334,411    339,147   333,567
                         ========  ========   ========  ========
  Diluted                 340,047   338,767    339,147   338,407
                         ========  ========   ========  ========

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                             (Millions)

                                 Elimi-
                       Total     nations    Services  Technology
                      --------   --------   --------  ----------
Three Months Ended
June 30, 2005
------------------
Customer revenue      $1,435.5              $1,236.0      $199.5
Intersegment                       ($75.7)       4.9        70.8
                      --------   --------   --------    --------
Total revenue         $1,435.5     ($75.7)  $1,240.9      $270.3
                      ========   ========   ========    ========

Gross profit percent     19.3%                 12.2%       44.6%
                      ========              ========    ========
Operating profit
  (loss) percent         (3.9%)                (3.7%)      (4.8%)
                      ========              ========    ========
Three Months Ended
June 30, 2004
------------------
Customer revenue      $1,388.1              $1,158.8      $229.3
Intersegment                       ($57.3)       4.5        52.8
                      --------   --------   --------    --------
Total revenue         $1,388.1     ($57.3)  $1,163.3      $282.1
                      ========   ========   ========    ========

Gross profit percent     26.4%                 18.5%       53.3%
                      ========              ========    ========
Operating profit
  percent                 1.6%                  0.7%        5.4%
                      ========              ========    ========

Six Months Ended
June 30, 2005
------------------
Customer revenue      $2,802.1              $2,343.7      $458.4
Intersegment                      ($135.6)       9.7       125.9
                      --------   --------   --------    --------
Total revenue         $2,802.1    ($135.6)  $2,353.4      $584.3
                      ========   ========   ========    ========

Gross profit percent     19.2%                 11.6%       46.2%
                      ========              ========    ========
Operating profit
  (loss) percent         (4.4%)                (5.2%)       1.1%
                      ========              ========    ========
Six Months Ended
June 30, 2004
------------------
Customer revenue      $2,851.0              $2,323.8      $527.2
Intersegment                      ($103.0)       9.3        93.7
                      --------   --------   --------    --------
Total revenue         $2,851.0    ($103.0)  $2,333.1      $620.9
                      ========   ========   ========    ========

Gross profit percent     26.6%                 18.8%       50.6%
                      ========              ========    ========
Operating profit
  percent                 2.9%                  1.6%        7.1%
                      ========              ========    ========

                        UNISYS CORPORATION
                   CONSOLIDATED BALANCE SHEETS
                            (Millions)

                                         June 30,   December 31,
                                           2005         2004
                                        ----------   ----------
Assets
Current assets
 Cash and cash equivalents                  $398.9       $660.5
 Accounts and notes receivable, net        1,073.1      1,136.8
 Inventories
   Parts and finished equipment               87.6         93.7
   Work in process and materials             118.1        122.4
 Deferred income taxes                       292.4        291.8
 Prepaid expense and other
   current assets                            153.9        112.4
                                        ----------   ----------
 Total                                     2,124.0      2,417.6
                                        ----------   ----------
Properties                                 1,331.7      1,305.5
 Less accumulated depreciation
   and amortization                          922.8        881.4
                                        ----------   ----------
 Properties, net                             408.9        424.1
                                        ----------   ----------
Outsourcing assets, net                      432.2        431.9
Marketable software, net                     337.1        336.8
Investments at equity                        213.9        197.1
Prepaid pension cost                          45.3         52.5
Deferred income taxes                      1,394.6      1,394.6
Goodwill                                     188.8        189.9
Other long-term assets                       160.2        176.4
                                        ----------   ----------
 Total                                    $5,305.0     $5,620.9
                                        ==========   ==========
Liabilities and stockholders' equity
Current liabilities
 Notes payable                                $1.4         $1.0
 Current maturities of long-term debt        400.5        151.7
 Accounts payable                            431.6        487.4
 Other accrued liabilities                 1,189.1      1,382.7
                                        ----------   ----------
 Total                                     2,022.6      2,022.8
                                        ----------   ----------
Long-term debt                               499.4        898.4
Accrued pension liabilities                  610.6        537.9
Other long-term liabilities                  694.2        655.3
Stockholders' equity
 Common stock                                  3.4          3.4
 Accumulated deficit                        (448.8)      (376.2)
 Other capital                             3,907.0      3,883.8
 Accumulated other comprehensive loss     (1,983.4)    (2,004.5)
                                        ----------   ----------
 Stockholders' equity                      1,478.2      1,506.5
                                        ----------   ----------
 Total                                    $5,305.0     $5,620.9
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Millions)

                                              Six Months Ended
                                                  June 30
                                             ------------------
                                               2005       2004
                                             -------    -------
Cash flows from operating activities
Net income (loss)                             ($72.6)     $48.3
Add (deduct) items to reconcile
 net income (loss) to net cash
 provided by operating activities:
Equity income                                  (11.6)     (14.3)
Depreciation and amortization of properties     61.8       68.9
Depreciation and amortization of
 outsourcing assets                             65.6       59.0
Amortization of marketable software             59.2       62.9
Increase in deferred income taxes, net           (.6)      (2.4)
Decrease in receivables, net                    73.6      185.3
Decrease in inventories                         10.4        6.4
Decrease in accounts payable and
 other accrued liabilities                    (249.3)    (194.1)
Increase in other liabilities                  122.6        3.5
Increase in other assets                       (24.8)      (7.8)
Other                                           56.4       21.6
                                             -------    -------

Net cash provided by operating activities       90.7      237.3
                                             -------    -------
Cash flows from investing activities
 Proceeds from investments                   3,709.4    2,878.8
 Purchases of investments                   (3,698.8)  (2,879.0)
 Investment in marketable software             (63.3)     (60.5)
 Capital additions of properties               (59.4)     (74.5)
 Capital additions of outsourcing assets       (86.3)     (92.3)
 Purchases of businesses                         (.5)     (12.6)
                                             -------    -------
Net cash used for investing activities        (198.9)    (240.1)
                                             -------    -------
Cash flows from financing activities
 Net proceeds from (reduction in)
  short-term borrowings                           .5      (10.6)
 Proceeds from employee stock plans             12.8       24.0
 Payments of long-term debt                   (150.7)      (1.7)
                                             -------    -------
Net cash (used for) provided by
 financing activities                         (137.4)      11.7
                                             -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                          (16.0)      (1.4)
                                             -------    -------
(Decrease) increase in cash and cash
 equivalents                                  (261.6)       7.5
Cash and cash equivalents, beginning of
 period                                        660.5      635.9
                                             -------    -------
Cash and cash equivalents, end of period      $398.9     $643.4
                                             =======    =======

Reconciliation of GAAP to Non-GAAP
Financial Information

The preceding release presents information with and without pension expense. Unisys believes that this information will enhance an overall understanding of its financial performance due to the significant change in pension expense from period to period and the non-operational nature of pension expense.
The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                        UNISYS CORPORATION
                RECONCILIATION OF GAAP TO NON-GAAP
                CONSOLIDATED STATEMENTS OF INCOME
                (Millions, except per share data)

                                       Three Months Ended
                                          June 30, 2005
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $1,435.5            $1,435.5

Costs and expenses
  Cost of revenue                   1,158.1    ($32.0)  1,126.1
  Selling, general and
    administrative                    267.4      (8.9)    258.5
  Research and development             66.6      (4.9)     61.7
                                   --------  --------  --------
                                    1,492.1     (45.8)  1,446.3
                                   --------  --------  --------
Operating income (loss)               (56.6)     45.8     (10.8)

Interest expense                       15.2                15.2
Other income
 (expense), net                        32.0                32.0
                                   --------  --------  --------
Income (loss) before
 income taxes                         (39.8)     45.8       6.0
Provision (benefit) for
 income taxes                         (12.7)     14.6       1.9
                                   --------  --------  --------
Net income (loss)                    ($27.1)    $31.2      $4.1
                                   ========  ========  ========
Earnings (loss) per share           ($  .08)   $  .09    $  .01
                                   ========  ========  ========

                                       Three Months Ended
                                          June 30, 2004
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $1,388.1            $1,388.1

Costs and expenses
  Cost of revenue                   1,021.0    ($17.8)  1,003.2
  Selling, general and
    administrative                    272.9      (4.8)    268.1
  Research and development             71.3      (2.2)     69.1
                                   --------  --------  --------
                                    1,365.2     (24.8)  1,340.4
                                   --------  --------  --------
Operating income                       22.9      24.8      47.7

Interest expense                       18.2                18.2
Other income
 (expense), net                        24.0                24.0
                                   --------  --------  --------
Income before income taxes             28.7      24.8      53.5
Provision for income taxes              9.3       7.9      17.2
                                   --------  --------  --------
Net income                            $19.4     $16.9     $36.3
                                   ========  ========  ========
Earnings per share                   $  .06    $  .05    $  .11
                                   ========  ========  ========

                        UNISYS CORPORATION
                RECONCILIATION OF GAAP TO NON-GAAP
                CONSOLIDATED STATEMENTS OF INCOME
                (Millions, except per share data)

                                         Six Months Ended
                                           June 30, 2005
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $2,802.1            $2,802.1

Costs and expenses
  Cost of revenue                   2,264.4    ($64.8)  2,199.6
  Selling, general and
    administrative                    529.0     (18.0)    511.0
  Research and development            131.5      (9.8)    121.7
                                   --------  --------  --------
                                    2,924.9     (92.6)  2,832.3
                                   --------  --------  --------
Operating income (loss)              (122.8)     92.6     (30.2)

Interest expense                       27.8                27.8
Other income
 (expense), net                        32.5                32.5
                                   --------  --------  --------
Income (loss) before
 income taxes                        (118.1)     92.6     (25.5)
Provision (benefit) for
 income taxes                         (45.5)     29.6     (15.9)
                                   --------  --------  --------
Net income (loss)                    ($72.6)    $63.0     ($9.6)
                                   ========  ========  ========
Earnings (loss) per share           ($  .21)   $  .18   ($  .03)
                                   ========  ========  ========




                                         Six Months Ended
                                           June 30, 2004
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $2,851.0            $2,851.0

Costs and expenses
  Cost of revenue                   2,092.4    ($33.3)  2,059.1
  Selling, general and
    administrative                    534.1      (9.7)    524.4
  Research and development            142.8      (4.0)    138.8
                                   --------  --------  --------
                                    2,769.3     (47.0)  2,722.3
                                   --------  --------  --------
Operating income                       81.7      47.0     128.7

Interest expense                       35.2                35.2
Other income
 (expense), net                        24.6                24.6
                                   --------  --------  --------
Income before income taxes             71.1      47.0     118.1
Provision for income taxes             22.8      15.0      37.8
                                   --------  --------  --------
Net income                            $48.3     $32.0     $80.3
                                   ========  ========  ========
Earnings per share                   $  .14    $  .10    $  .24
                                   ========  ========  ========

                        UNISYS CORPORATION
                 RECONCILIATION OF GAAP TO NON-GAAP
                   SEGMENT RESULTS OF OPERATIONS
                            (Millions)

                                  Three Months Ended
                                     June 30, 2005
                              ---------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Expense  Expense
                              --------  -------- --------
Services Segment
  Total revenue               $1,240.9           $1,240.9
  Gross profit                   151.1   ($31.1)    182.2
   % of revenue                   12.2%              14.7%
  Operating income (loss)        (46.4)   (38.5)     (7.9)
   % of revenue                   -3.7%              -0.6%

Technology Segment
  Total revenue                  270.3              270.3
  Gross profit                   120.5     (0.9)    121.4
   % of revenue                   44.6%              44.9%
  Operating income (loss)        (12.9)    (7.3)     (5.6)
   % of revenue                   -4.8%              -2.1%

Total Company
  Total revenue                1,435.5            1,435.5
  Gross profit                   277.4    (32.0)    309.4
   % of revenue                   19.3%              21.6%
  Operating income (loss)        (56.6)   (45.8)    (10.8)
   % of revenue                   -3.9%              -0.8%

                                  Three Months Ended
                                     June 30, 2004
                              ---------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Expense  Expense
                              --------  -------- --------
Services Segment
  Total revenue               $1,163.3           $1,163.3
  Gross profit                   214.9   ($17.4)    232.3
   % of revenue                   18.5%              20.0%
  Operating income                 8.2    (21.1)     29.3
   % of revenue                    0.7%               2.5%

Technology Segment
  Total revenue                  282.1              282.1
  Gross profit                   150.4     (0.4)    150.8
   % of revenue                   53.3%              53.5%
  Operating income                15.1     (3.7)     18.8
   % of revenue                    5.4%               6.7%

Total Company
  Total revenue                1,388.1            1,388.1
  Gross profit                   367.1    (17.8)    384.9
   % of revenue                   26.4%              27.7%
  Operating income                22.9    (24.8)     47.7
   % of revenue                    1.6%               3.4%

                        UNISYS CORPORATION
                 RECONCILIATION OF GAAP TO NON-GAAP
                   SEGMENT RESULTS OF OPERATIONS
                            (Millions)

                                    Six Months Ended
                                      June 30, 2005
                              -----------------------------
                                          Less     Without
                                 As      Pension   Pension
                              Reported   Expense   Expense
                              --------   --------  --------
Services Segment
  Total revenue               $2,353.4             $2,353.4
  Gross profit                   273.3    ($62.9)     336.2
   % of revenue                   11.6%                14.3%
  Operating income (loss)       (121.5)    (77.9)     (43.6)
   % of revenue                   -5.2%                -1.9%

Technology Segment
  Total revenue                  584.3                584.3
  Gross profit                   270.2      (1.9)     272.1
   % of revenue                   46.2%                46.6%
  Operating income                 6.4     (14.7)      21.1
   % of revenue                    1.1%                 3.6%

Total Company
  Total revenue                2,802.1              2,802.1
  Gross profit                   537.7     (64.8)     602.5
   % of revenue                   19.2%                21.5%
  Operating income (loss)       (122.8)    (92.6)     (30.2)
   % of revenue                   -4.4%                -1.1%

                                    Six Months Ended
                                      June 30, 2004
                              -----------------------------
                                          Less     Without
                                 As      Pension   Pension
                              Reported   Expense   Expense
                              --------   --------  --------
Services Segment
  Total revenue               $2,333.1             $2,333.1
  Gross profit                   437.8    ($32.6)     470.4
   % of revenue                   18.8%                20.2%
  Operating income                37.4     (40.4)      77.8
   % of revenue                    1.6%                 3.3%

Technology Segment
  Total revenue                  620.9                620.9
  Gross profit                   314.2      (0.7)     314.9
   % of revenue                   50.6%                50.7%
  Operating income                44.3      (6.6)      50.9
   % of revenue                    7.1%                 8.2%

Total Company
  Total revenue                2,851.0              2,851.0
  Gross profit                   758.6     (33.3)     791.9
   % of revenue                   26.6%                27.8%
  Operating income                81.7     (47.0)     128.7
   % of revenue                    2.9%                 4.5%

                        UNISYS CORPORATION
                RECONCILATION OF GAAP TO NON-GAAP
        FORWARD-LOOKING ESTIMATED EARNINGS (LOSS) PER SHARE


                                        Three       Twelve
                                        Months      Months
                                        Ending      Ending
                                       9/30/2005  12/31/2005
                                      ----------  ----------

Earnings (loss) per share-
   on a GAAP basis                    (.05)-(.03)  (.03)-.02

Add back estimated pension expense,
   net of tax                                .09         .36
                                       ---------   ---------
Earnings per share-
   on a NON-GAAP basis
   (excluding pension expense)         .04 - .06    .33 -.38
                                       =========   =========

NOTE: See section in press release entitled
"Forward-Looking Statements".